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                                                                     EXHIBIT 4.3


                           CHORDIANT SOFTWARE, INC

                             AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT

     This Amended and Restated Registration Rights Agreement (this "Agreement") is entered into as of September 28, 1999 by and among Chordiant Software, Inc., a Delaware corporation (the "Company") and each of the persons or entities listed on the schedule attached hereto as Schedule A (the "Investors").

                                   Recitals

     Whereas, the Company and certain of the Investors have entered into that certain Amended and Restated Registration Rights Agreement dated as of April 6, 1999 (the "Prior Agreement");

     Whereas, the Company is entering into a Series E Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement") with certain of the Investors who will purchase shares of Series E Preferred Stock (the "Series E Preferred Stock") of the Company; and

     Whereas, the parties to the Prior Agreement desire that the Prior Agreement be amended and restated as set forth herein to grant registration rights to the Investors with respect to the Series E Preferred Stock being purchased pursuant to the Purchase Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

SECTION 1.  Registration Rights.

     1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

            (a)  "1933 Act" means the Securities Act of 1933, as amended.

            (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

            (c)  "Common Stock" means the Company's Common Stock.

            (d) "Debentures" means the Company's convertible subordinated debentures issued pursuant to the Convertible Subordinated Debenture Purchase Agreement dated as of April 6, 1999.

            (e) "Form S-3" means such form under the 1933 Act as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                                       1.
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            (f)  "Holder" means any person owning of record Registrable
Securities or any permitted assignee thereof in accordance with Section 1.12 hereof.

            (g) "Initiating Holders" shall mean any Holders who in the aggregate possess at least forty percent (40%) of the then outstanding Registrable Securities.

            (h) "Preferred Stock" shall mean the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock issued or issuable upon conversion of the Debentures and Series E Preferred Stock.

            (i) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of the effectiveness of such registration statement or document by the SEC.

            (j) The term "Registrable Securities" means: (i) the Common Stock issued or issuable upon conversion of the Preferred Stock (as defined below); and (ii) any Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) by way of a stock split, stock dividend, recapitalization, merger or other distribution with respect to, or in exchange for, or in replacement of, such Preferred Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which its rights under this Section 1 are not assigned. A holder of Preferred Stock need not convert such Preferred Stock into Common Stock prior to requesting registration hereunder but may make such a request in contemplation of conversion of such Preferred Stock into Common Stock prior to the closing of any such registration.

            (k) The number of shares of "Registrable Securities then outstanding" shall be the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

     1.2    Requested Registration.

            (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company file a registration statement under the 1933 Act with respect to shares of Registrable Securities having an expected aggregate offering price of at least seven million five hundred thousand dollars ($7,500,000), the Company will:

                  (i) promptly give written notice of such request to all other Holders; and

                  (ii) subject to the limitations of Section 1.2(b), as soon as practicable, use its best efforts to effect such registration under the 1933 Act (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the 1933 Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in

                                       2.
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such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 1.2:

                  (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act;

                  (B) Prior to the earlier of (i) the first anniversary of the date of this Agreement, or (ii) six (6) months after the closing date of the Company's first registered public offering of its stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) (the "Initial Offering");

                  (C) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six
(6) months immediately following the closing date of, any initial registration statement pertaining to securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction); provided, however, that the Company is acting in good faith and using all reasonable efforts to cause such initial registration statement to become effective;

                  (D) After the Company has effected five (5) such registrations pursuant to Initiating Holders' demand under this Section 1.2; or

                  (E) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its shareholders for a registration statement to be filed at such time, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.2 shall be deferred for a period not to exceed one hundred twenty (120) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company may not make such certification more than once every twelve (12) months.

Subject to the foregoing clauses (A) through (E) inclusive, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders and in any event within one hundred twenty (120) days after receipt of such request.

          (b)  Underwriting. In the event that a registration pursuant to
Section 1.2 is for a registered public offering involving an underwriting, the Initiating Holders shall so advise the Company as part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice given pursuant to Section 1.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such

                                       3.
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Holder's participation in the underwriting arrangements required by this Section
1.2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with a managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be mutually acceptable to the Company). Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Initiating Holders in writing that market factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting) in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's market limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders.

     1.3 Piggy-back Registration Rights. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration (i) on Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (ii) with respect to an employee benefit plan, or
(iii) solely in connection with a Rule 145 transaction under the 1933 Act), the Company shall, each such time, promptly give each Holder written notice of such registration together with a list of the jurisdictions in which the Company intends to attempt to qualify such securities under applicable state securities laws. Upon the written request of each Holder given within twenty (20) business days after delivery of such written notice by the Company in accordance with
Section 4.4, the Company shall, subject to the provisions of Section 1.8, use its best efforts to cause to be registered under the 1933 Act all of the Registrable Securities that each such Holder has requested to be registered.

     1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities

                                       4.
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registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under the securities laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by the selling Holders pro rata, to the extent required by such jurisdiction if such Holders do not elect to withdraw from the registration after notice of such requirement.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     1.5  Furnish Information. In connection with any action pursuant to this
Section 1, the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities. In that connection, each selling Holder shall be required to represent to the Company that all such information which is given is both complete and accurate in all material respects when made.

                                       5.
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     1.6  Definition of Expenses.

          (a) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 1.2, 1.3 and 1.15 hereof, including, without limitation, all registration, filing and qualification fees, underwriters' expense allowances, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and reasonable fees and disbursements not to exceed thirty thousand dollars ($30,000) of a single special counsel for the Holders and the expenses of any special audits incident to or required by any registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          (b) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities in the registration.

     1.7 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.2 and 1.3 and the first five (5) registrations under Section 1.15 shall be borne by the Company. All Selling Expenses and all Registration Expenses incurred in connection with any registration, qualification or compliance after the first five registrations pursuant to Section 1.15 shall be borne by the Holders of the securities so registered, pro rata on the basis of the number of shares so registered (provided that each Holder shall bear the full amount of the fees and disbursements of any counsel retained by it).

     1.8 Underwriting Requirements in Piggy-back Registration. The right of any Holder to registration pursuant to Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of Section 1.3 and this Section 1.8, if the underwriter determines that market factors require a limitation of the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all persons requesting registration, and the number of shares of securities that may be included in the registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting shall be allocated first to the Company; second, among all Holders thereof (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting) in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement, and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, and in no event shall the amount of securities of the selling Holders included in the registration be reduced below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling shareholders, in which event any or all of the

                                       6.
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Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of the Holders of not less than two-thirds of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

     1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors and partners of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, officer, director or partner, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company's indemnity contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished in writing and expressly stated for use in connection with such registration by any such Holder, or such Holder's officers, directors or partners, underwriter, or controlling person. The Company shall not be required to indemnify any person against any liability arising (i) from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or (ii) out of the failure of any person to deliver a prospectus as required by the 1933 Act. The indemnity provided for in this
Section 1.10(a) shall remain in full force and effect regardless of any investigation made by or on behalf of such seller, underwriter, participating person or controlling person and shall survive transfer of such securities by such seller.

                                       7.
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          (b)  To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter (within the meaning of the 1933 Act) for the Company, any person who controls such underwriter, and any other Holder selling securities in such registration statement or any of its partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly stated in a writing for use in connection with such registration; and each such Holder will reimburse any legal or other expenses, as incurred, where same are reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the liability of each Holder under this
Section 1.10(b) shall be limited to an amount equal to the net proceeds after expenses and commissions of the shares sold by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party if the indemnified party reasonably determines that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

          (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s)

                                       8.

that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder thereunder exceed the net proceeds after expenses and commissions from the offering received by such Holder.

          (e)  The obligations of the Company and the Holders under this Section
1.10 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

          (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the closing date of the first registration statement filed by the Company;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request: (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the closing date of the first registration statement filed by the Company), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in order to permit any Holder to avail itself of any rule or regulation of the SEC or any state securities authority which permits the selling of any such securities without registration or pursuant to such form.

                                       9.

     1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee of such securities: (i) if such transferee or assignee was a Holder of Registrable Securities hereunder prior to such transfer, (ii) if such transferee or assignee acquires at least five percent (5%) of the then outstanding Registrable Securities, (iii) if such Holder transfers all, but not less than all, of its Registrable Securities to such transferee, or (iv) if such transferee or assignee is an affiliate of such Holder. For the purpose of this Agreement, "affiliate" means any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with the Company (or other referenced person) and includes without limitation, (a) any person who is an officer, director, or direct or indirect beneficial holder of at least five percent (5%) of the then outstanding capital stock of the Company (or other referenced person), and any of the family members of any such person, (b) any person of which the Company (or other referenced person) and/or its affiliates (as defined in clause (a) above), directly or indirectly, either beneficially own(s) at least five percent (5%) of the then outstanding equity securities, either beneficially own(s) at least five percent (5%) of the then outstanding equity securities or constitute(s) at least a five percent (5%) equity participant, (c) in the case of a specified person who is an individual, family members of such person, and (d) in the case of the Holders, any entities for which a Holder or any of its affiliates serve as general partner and/or investment adviser or in a similar capacity, and all mutual funds and/or other pooled investment vehicles or entities under the control or management of such Holder or the general partner or investment adviser thereof, or any affiliate of any of them, or any affiliates of any of the foregoing.

     1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would: (i) allow such holder or prospective holder to include such securities in any registration filed under Sections 1.2,
1.3 or 1.15 hereof if such inclusion would adversely affect the rights of any Holder of Registrable Securities hereunder; (ii) permit such holder or prospective holder to require the Company to initiate any registration of any securities of the Company; or (iii) otherwise be in conflict with the terms hereof.

     1.14 "Market Stand-off" Agreement. Each Holder agrees, so long as such Holder holds securities totaling or convertible into at least one percent (1%) of the Company's outstanding voting equity securities, in connection with the Company's initial underwritten public offering of the Company's securities that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Stock of the Company (other than those Common Stock shares included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the closing date of such registration as may be requested by the underwriters; provided, however, that such covenants shall apply only if all of the officers, directors and holders of at least one percent (1%) of the Company's Equity Securities who own stock of the Company also agree to such restrictions on any shares not being registered in such offering.

                                      10.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

     1.15 Form S-3 Registration. In case the Company shall receive from Initiating Holders a written request or requests that the Company effect a registration on Form S-3 (or any similar successor form) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Initiating Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, use its best efforts to effect such registration and all such qualifications and compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.15: (i) if the Company is not qualified as a registrant entitled to use Form S-3 (or the applicable successor form); (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000); (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.15; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; or (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

     Subject to the foregoing, the Company shall file and use its best efforts to bring effective a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

     1.16 Termination of the Company's Obligations.

          (a)  The Company shall have no obligations pursuant to Sections 1.2,
1.3 or 1.15 with respect to any request or requests made by any Holder six (6) years after the Company's first firm commitment underwritten public offering of its Common Stock registered under the 1933 Act.

                                      11.

          (b) Notwithstanding any contrary provision of this Section l, the Company shall not be required to effect any registrations under the 1933 Act or under any state securities laws on behalf of any Holder or Holders if, in the opinion of counsel to the Company, the offering or transfer by such Holder or Holders in the manner proposed (including, without limitation, the number of shares proposed to be offered or transferred, the time of sale, and the method of offering or transfer) is exempt from the registration requirements of the 1933 Act and the securities laws of applicable states and the Company consents to such transfer, if required.

SECTION 2. Right of First Refusal.

     2.1 Right to Purchase New Securities. The Company hereby grants to each Investor, as long as the Investor holds Debentures or Preferred Stock, the right of first refusal to purchase, pro rata, all or any part of New Securities (as defined in Section 2.2 below) which the Company may, from time to time, propose to sell and issue. An Investor's pro rata share, for purposes of this right of first refusal, is equal to such Investor's percentage interest in the outstanding Common Stock of the Company at the time such New Securities are offered (assuming, for purposes of such percentage interest, complete conversion of all outstanding convertible securities, including the Debentures, and complete exercise of all outstanding options and warrants of the Company). This right of first refusal shall be subject to the following provisions.

     2.2 Definition of New Securities. "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether or not now authorized, and any rights, options or warrants to purchase said shares, and securities of any type whatsoever that are, or may become, convertible into said shares; provided that "New Securities" does not include
(a) Common Stock issuable upon conversion of any series of the Company's Preferred Stock, (b) securities issued for consideration other than cash pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or other reorganization whereby the Company acquires not less than fifty-one percent (51%) of the voting power of such corporation, (c) shares of the Company's Common Stock (or related options exercisable for such Common Stock) issued to employees, officers and directors of, and consultants to, the Company pursuant to any arrangement unanimously approved by the Board of Directors of the Company, (d) any security if Investors holding at least a majority of the outstanding shares of Preferred Stock and at least a majority of the outstanding shares of Series E Preferred Stock consent in writing that the right of first refusal shall not apply to such securities, (e) stock issued in connection with any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock, and (f) shares of Series D Preferred Stock issuable upon conversion of the Debentures.

     2.3 Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Investor shall have twenty-five (25) days from the date of receipt of any such notice to agree to purchase up to the Investor's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If not all of the Investors elect to purchase their pro rata share of the New Securities within said twenty-five (25) day period, then the Company shall

                                      12.

promptly notify in writing the Investors who do so elect and shall offer such Investors the right to acquire such unsubscribed shares. The Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Investors fail to exercise in full the rights of first refusal, the Company may within sixty (60) days thereafter sell any or all of such New Securities not purchased by the Investors, at a price and upon general terms no more favorable to the purchasers thereof than specified in the notice given to each Investor pursuant to the foregoing paragraph. In the event the Company has not sold such New Securities within such sixty (60) day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Investors in the manner provided above.

     2.4 Expiration of Right of First Refusal. The right of first refusal granted under this Agreement shall expire upon the first to occur of the following: (a) the closing of the first public offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the 1933 Act, provided that such offering results in thirty million dollars ($30,000,000) or more in aggregate cash proceeds to the Company, and that the public offering price is not less than five dollars ($5.00) per share (adjusted to reflect subsequent stock dividends, stock splits, or recapitalizations); or (b) as to an Investor if such Investor (when aggregated with any of such Investor's wholly-owned subsidiaries) has disposed of all of its shares of Preferred Stock and Debentures.

SECTION 3. AMENDMENT AND RESTATEMENT; WAIVER.

     3.1 Amendment and Restatement. Effective upon the closing of the sale and issuance of the Series E Preferred Stock pursuant to the Purchase Agreement, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived released and terminated in their entirety and shall have no further force or effect whatsoever. The rights and covenants contained in this Agreement set forth the sole and entire agreement among the Company and the Investors on the subject matter hereof and supersede any and all rights granted or covenants made under any prior agreement.

     3.2 Waiver. Pursuant to Section 2 of the Prior Agreement, the Investors who were parties to the Prior Agreement hereby waive (i) the notice provisions with respect to the right of first refusal set forth in Section 2.3 of the Prior Agreement and (ii) the right of first refusal set forth in Section 2.1 of the Prior Agreement with respect to the issuance of the Series E Preferred Stock and the issuance of any equity securities upon conversion thereof.

SECTION 4. General Provisions.

     4.1 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to effect the intents and purposes of this Agreement.

                                      13.

     4.2 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties hereto shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

     4.3 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

     4.4 Notices. All notices, consents or demands of any kind which any party to this Agreement may be required or may desire to serve on any other party hereto in connection with this Agreement shall be in writing and may be delivered by personal service or overnight courier, by telex or facsimile transfer, or by registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed: (a) if to the Company, at its address set forth on the signature page hereof, to the attention of the Chief Financial Officer; or (b) if to an Investor, at its address as set forth on Exhibit A attached hereto. Service of any such notice or demand so made by mail shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever is earlier in time. Any party hereto may from time to time by notice in writing served upon the others as aforesaid, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

     4.5 Captions. Captions are provided herein for convenience only and they form no part of this Agreement and are not to serve as a basis for interpretation or construction of this Agreement, nor as evidence of the intention of the parties hereto.

     4.6 Severability. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be so declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

     4.7 Attorneys' Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all reasonable costs, expenses and attorneys' fees incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal) with respect to such action.

     4.8 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and when executed, separately or together, shall constitute

                                      14.

a single original instrument, effective in the same manner as if the parties hereto had executed one and the same instrument.

     4.9 Waiver. Any party hereto may, as to itself, by a writing signed by an authorized representative of such party: (i) extend the time for the performance of any of the obligations of another party; (ii) waive any inaccuracies in representations and warranties made by another party contained in this Agreement or in any documents delivered pursuant hereto; (iii) waive compliance by another party with any of the covenants contained in this Agreement or the performance of any obligations of such other party; or (iv) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

     4.10 Entire Agreement. This Agreement (together with its Exhibits and the other documents referred to herein) is intended by the parties hereto to be the final expression of their agreement and constitutes and embodies the entire agreement and understanding of the parties with regard to the subject matter hereof and is a complete and exclusive statement of the terms and conditions thereof, and shall supersede any and all prior correspondence, conversations, negotiations, agreements or understandings relating to the same subject.

     4.11 Choice of Law. It is the intention of the parties that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     4.12 Binding on Heirs, Successors and Assigns. This Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

     4.13 Survival. The respective representations and warranties given by each of the parties, as contained herein shall survive without regard to any investigation made by any party. All statements as to factual matters contained in any certificates, exhibits or other instruments delivered by or on behalf of any party pursuant to the terms hereto or in connection with the transactions contemplated hereby shall be deemed, for all purposes, to constitute representations and warranties by such party under the terms of this Agreement given as of the date of such certificate or instrument.

     4.14 Amendment. Any provision of this Agreement may be amended or the observance thereof may be waived upon the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 4.14 shall be binding upon each Holder of any Registrable Securities then outstanding (including securities into which such securities are convertible), each future Holder of all such Registrable Securities, and the Company; provided that, in the event that such amendment or waiver would disproportionately or adversely affect a holder or group of

                                      15.

holders of Registrable Securities in a manner different than any of the holders of Registrable Securities, then such amendment or waiver will require the consent of such holder(s) of Registrable Securities disproportionately or adversely affected.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                                      16.

     In Witness whereof, the parties hereto have executed this Amended and Restated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.


THE COMPANY:                  CHORDIANT SOFTWARE, INC.


                              By: /s/ Steven R. Springsteel
                                  ----------------------------
                                  Steven R. Springsteel,
                                  Chief Financial Officer


 INVESTOR:                    ________________________________
                              (Print Name of Investor)


                              By:_____________________________

                              Title:__________________________

     In Witness Whereof, the parties hereto have executed this Amended and Restated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:                         Chordiant Software, Inc.

                                     By:________________________________________
                                         Steven R. Springsteel,
                                         Chief Financial Officer



INVESTOR:                            Foundation Capital, L.P.
                                     By Foundation Capital Management, LLC

                                     By: /s/ Kathryn C. Gould
                                        ----------------------------------------
                                         Kathryn C. Gould

                                     Title:  Manager
                                           -------------------------------------


                                     Foundation Capital Entrepreneurs Fund, LLC
                                     By Foundation Capital Management, LLC


                                     By: /s/ Kathryn C. Gould
                                        ----------------------------------------
                                         Kathryn C. Gould

                                     Title:  Manager
                                           -------------------------------------

                                     By:________________________________________
                                         Steven R. Springsteel,
                                         Chief Financial Officer


INVESTOR:                            Orchid & Co., Nominee for
                                     T. Rowe Price Threshold Fund III, LP
                                     -------------------------------------------
                                     (Print Name of Investor)


                                     By:    Junerose C. Sordini
                                        ----------------------------------------

                                     Title: Vice President
                                            ------------------------------------

     In Witness whereof, the parties hereto have executed this Amended and Restated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:                  Chordiant Software, Inc.


                              By: ______________________________
                                  Steven R. Springsteel,
                                  Chief Financial Officer



INVESTOR:
                              NORWEST VENTURE PARTNERS VI, LP
                              By: Itasca VC Partners VI, LLP, General Partner
                              -----------------------------------------
                              (Print Name of Investor)


                              By: /s/ George J. Still, Jr.
                                 --------------------------------------

                              Title:  George J. Still, Jr., Partner
                                    -----------------------------------

     In Witness whereof, the parties hereto have executed this Amended and Restated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:                  Chordiant Software, Inc.


                              By:_____________________________
                                   Steven R. Springsteel,
                                   Chief Financial Officer



INVESTOR:
                                 MARGARET L. TAYLOR
                              --------------------------------
                              (Print Name of Investor)


                              By: /s/ Margaret L. Taylor
                                 -----------------------------

                              Title: _________________________

     In Witness whereof, the parties hereto have executed this Amended and Restated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:                  Chordiant Software, Inc.


                              By:_____________________________
                                    Steven R. Springsteel,
                                    Chief Financial Officer



INVESTOR:
                              /s/ Robert Rayne
                              --------------------------------
                              (Print Name of Investor) FOR AND ON BEHALF OF LION INVESTMENTS LIMITED

                              By: ROBERT RAYNE
                                 -----------------------------
                              Title: DIRECTOR
                                     -------------------------

     In Witness Whereof, the parties hereto have executed this Amended and Restated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.


THE COMPANY:                  Chordiant Software, Inc.


                              By:_____________________________
                                  Steven R. Springsteel,
                                  Chief Financial Officer



INVESTOR:
                              LION INVESTMENTS LIMITED
                              --------------------------------
                              (Print Name of Investor)

                              By: /s/ M. Waldron
                                 -----------------------------

                              Title: DIRECTOR
                                    --------------------------

     In Witness Whereof, the parties hereto have executed this Amended and Restated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:                  Chordiant Software, Inc.


                              By:_____________________________
                                  Steven R. Springsteel,
                                  Chief Financial Officer



INVESTOR:
                              VERTEK INVESTMENT (II) LTD.
                              ---------------------------------
                              (Print name of Investor)


                              By: /s/ Chua Joo Hock
                                 ------------------------------

                              Title: President
                                    ---------------------------

     In Witness whereof, the parties hereto have executed this Amended and Restated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:                  Chordiant Software, Inc.


                              By:___________________________________
                                  Steven R. Springsteel,
                                  Chief Financial Officer

                                  Brentwood Associates VII, L.P.
                                  By: Brentwood VII Ventures, L.P.
INVESTOR:                         its General Partner
                              --------------------------------------
                              (Print Name of Investor)


                              By: /s/ Jeffrey Brody
                                 -----------------------------------

                              Title: Jeffrey Brody
                                    --------------------------------
                                     General Partner

     In Witness Whereof, the parties hereto have executed this Amended and Restated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:                  Chordiant Software, Inc.


                              By:_____________________________
                                  Steven R. Springsteel,
                                  Chief Financial Officer



INVESTOR:                     BATTERY VENTURES, III, L.P.
                              --------------------------------
                              (Print Name of Investor)

                              By: BATTERY PARTNERS, III, L.P.
                                 -----------------------------

                              Title: GENERAL PARTNER
                                    ---------------------------


                              BY: /s/ Oliver D. Curme
                                 ------------------------------
                                      OLIVER D. CURME
                                      GENERAL PARTNER

     In Witness Whereof, the parties hereto have executed this Amended and Restated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:                  Chordiant Software, Inc.


                              By:_____________________________
                                  Steven R. Springsteel,
                                  Chief Financial Officer



INVESTOR:                     ASPECT COMMUNICATIONS
                              ---------------------------------
                              (Print Name of Investor)

                              By: /s/ Mark Meltzer
                                 ------------------------------

                              Title: V.P. GENERAL COUNSEL
                                    ---------------------------

     In Witness whereof, the parties hereto have executed this Amended and Restated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:                  Chordiant Software, Inc.


                              By:_____________________________
                                  Steven R. Springsteel,
                                  Chief Financial Officer


INVESTOR:                     Weber Family Trust dated 1/6/89
                              --------------------------------
                              (Print Name of Investor)

                              By: /s/ Eugene Weber
                              --------------------------------

                              Title: Trustee
                                    --------------------------

     In Witness whereof, the parties hereto have executed this Amended and Restated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:                  Chordiant Software, Inc.


                              By:______________________________
                                  Steven R. Springsteel,
                                  Chief Financial Officer



INVESTOR:                     EDS/SHL Corporation
                              ---------------------------------
                              (Print Name of Investor)

                              By: /s/ Scott J. Krenz
                                 ------------------------------
                                      Scott J. Krenz

                              Title: Treasurer
                                    ---------------------------

     In Witness whereof, the parties hereto have executed this Amended and Restated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:                  Chordiant Software, Inc.


                              By:_____________________________
                                  Steven R. Springsteel,
                                  Chief Financial Officer



INVESTOR:                     Charter Growth Capital, L.P.
                              ---------------------------------
                              (Print Name of Investor)

                              By: /s/ Steven P. Bird
                                 ------------------------------

                              Title: General Partner of the
                                    ---------------------------
                                     General Partner

     IN Witness whereof, the parties hereto have executed this Amended and Restated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:                  Chordiant Software, Inc.


                              By:___________________________________________
                                  Steven R. Springsteel,
                                  Chief Financial Officer



INVESTOR:                     Charter Growth Capital Co-Investment Fund, L.P.
                              -----------------------------------------------
                              (Print Name of Investor)

                              By: /s/ Steven P. Bird
                                 --------------------------------------------

                              Title: General Partner of the
                                    -----------------------------------------
                                     General Partner
                                    -----------------------------------------

     In Witness Whereof, the parties hereto have executed this Amended and Restated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:                  Chordiant Software, Inc.


                              By:_____________________________
                                  Steven R. Springsteel,
                                  Chief Financial Officer



INVESTOR:                     CGC Investors, L.P.
                              --------------------------------
                              (Print Name of Investor)


                              By: /s/ Steven P. Bird
                                 -----------------------------

                              Title: General Partner of the
                                    --------------------------
                                     General Partner
                                    --------------------------

     In Witness Whereof, the parties hereto have executed this Amended and Restated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:                  Chordiant Software, Inc.


                              By:__________________________________
                                  Steven R. Springsteel,
                                  Chief Financial Officer



INVESTOR:                     THE CHASE MANHATTAN BANK, AS TRUSTEE
                              FOR FIRST PLAZA GROUP TRUST
                              -------------------------------------
                              (Print Name of Investor)

                              By: /s/ John F. Weeda
                                 ----------------------------------
                                     JOHN WEEDA
                              Title: VICE PRESIDENT
                                    -------------------------------

     In Witness Whereof, the parties hereto have executed this Amended and Restated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:                  Chordiant Software, Inc.


                              By:________________________________________
                                  Steven R. Springsteel,
                                  Chief Financial Officer



INVESTOR:                     /s/ Robert P. Forlenza
                              -------------------------------------------
                              Robert P. Forlenza
                              Managing Director
                              Tudor Global Trading LLC as General Partner
                              Tudor Private Equity Fund L.P.
                              -------------------------------------------

     In Witness Whereof, the parties hereto have executed this Amended and Restated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:                  Chordiant Software, Inc.


                              By:_______________________________________________
                                  Steven R. Springsteel,
                                  Chief Financial Officer



INVESTOR:                     /s/ Robert P. Forlenza
                              --------------------------------------------------
                              Robert P. Forlenza
                              Managing Director
                              Tudor Investment Corporation as Investment Advisor
                              Raptor Global Fund Ltd.
                              --------------------------------------------------

     In Witness Whereof, the parties hereto have executed this Amended and Restated Registration Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:                  Chordiant Software, Inc.


                              By:_______________________________________________
                                   Steven R. Springsteel,
                                   Chief Financial Officer



INVESTOR:                     /s/ Robert P. Forlenza
                              --------------------------------------------------
                              Robert P. Forlenza
                              Managing Director
                              Tudor Investment Corporation as General Partner
                              Raptor Global Fund, L.P.
                              --------------------------------------------------

                                  Schedule A

                                   INVESTORS

Name and Address
-----------------------------------------------

Foundation Capital
75 Willow Road, Suite 103
Menlo Park, CA 94025

Foundation Capital Entrepreneurs Fund, L.L.C.
75 Willow Road, Suite 103
Menlo Park, CA 94025

ORCHID & CO., nominee for T. Rowe Price Threshold Fund III, L.P.
100 East Pratt Street
Baltimore, MD 21202

Norwest Venture Partners VI, L.P.
245 Lytton Avenue, Suite 250
Palo Alto, CA 94301

Margaret Taylor
PeopleSoft, Inc.
4440 Rosewood Drive, Bldg. 4
Pleasanton, CA 94588

Aneel Bushri
PeopleSoft, Inc.
4440 Rosewood Drive, Bldg. 4
Pleasanton, CA 94588

Lion Investments Limited
c/o London Merchant Securities plc
Carlton House
33 Robert Adam Street
London, England W1M 5AH

Vertex Investment (II) Ltd.
Three Lagoon Drive, Suite 220
Redwood City, CA 94065

Name and Address
-----------------------------------------------

Vertex Asia Ltd.
Three Lagoon Drive, Suite 220
Redwood City, CA 94065

HWH Investment PTE. Ltd.
Three Lagoon Drive, Suite 220
Redwood City, CA 94065

Brentwood Associates VII, L.P.
3000 Sand Hill Road
Building 1, Suite 260
Menlo Park, CA 94025

Brentwood Affiliates Fund, L.P.
3000 Sand Hill Road
Building 1, Suite 260
Menlo Park, CA 94025

Battery Ventures
20 William Street
Wellesley, MA 02181

Aspect Telecommunications Corporation
1730 Fox Drive
San Jose, CA 95131

Weber Family Trust dated 1/6/89
c/o Eugene M. Weber
Bluewater Capital Management, Inc.
50 California Street, Suite 3200
San Francisco, CA 94111

Name and Address
-----------------------------------------------

MCI Systemhouse Corp.
1275 Center Court Drive
Cerritos, CA 90703-8583
Attn:  Jim Madden

    cc: MCI Systemhouse Corp.
        1801 Pennsylvania Avenue, NW
        Washington, D.C. 20006
        Attn: General Counsel

Charter Growth Capital, L.P.
525 University Avenue, Suite 1500
Palo Alto, CA 94301

Charter Growth Capital Co-Investment Fund, L.P.
525 University Avenue, Suite 1500
Palo Alto, CA 94301

CGC Investors, L.P.
525 University Avenue, Suite 1500
Palo Alto, CA 94301

First Plaza Group Trust
The Chase Manhattan Bank
3 Chase Metrotech Center, 7/th/ Floor
Brooklyn, NY 11245

Tudor Private Equity Fund L.P.
40 Rowes Wharf, 2/nd/ Floor
Boston, MA 02110

Raptor Global Fund Ltd.
40 Rowes Wharf, 2/nd/ Floor
Boston, MA 02110

Raptor Global Fund, L.P.
40 Rowes Wharf, 2/nd/ Floor
Boston, MA 02110